Exhibit 24.1
POWER OF ATTORNEY FOR REGISTRATION STATEMENTS OF
FORD CREDIT AUTO RECEIVABLES TWO LLC
COVERING ASSET BACKED SECURITIES
     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned constitutes and appoints Susan J. Thomas, Joseph P. Topolski and Q. Gwynn Lam her true and lawful attorneys and agents to do any and all acts and things and execute in his/her name (whether on behalf of FORD CREDIT AUTO RECEIVABLES TWO LLC, or as an officer or manager of FORD CREDIT AUTO RECEIVABLES TWO LLC or otherwise) any and all instruments the attorneys and agents may deem necessary or advisable to enable FORD CREDIT AUTO RECEIVABLES TWO LLC to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission, in connection with a Registration Statement or Registration Statements and any and all amendments and supplements thereto (including post-effective amendments), including power and authority to sign her name (whether on behalf of FORD CREDIT AUTO RECEIVABLES TWO LLC or as an officer or Manager of FORD CREDIT AUTO RECEIVABLES TWO LLC or otherwise) to such Registration Statement or Registration Statements and any and all amendments and supplements thereto (including post-effective amendments) or any of the exhibits or schedules or the Prospectuses to be filed with the Securities and Exchange Commission, and to file the same with the Securities and Exchange Commission; and the undersigned ratifies and confirms all that the attorneys and agents and each of them will do or cause to be done by virtue of this power of attorney. Any one of the attorneys and agents will have, and may exercise, all the powers conferred by this power of attorney.

EXECUTED on February 1, 2006.

/s/ Jane L. Carnarvon Jane L. Carnarvon